UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2014

Tree.com, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2014, the board of directors of Tree.com, Inc. elected Craig Troyer as a director.
Mr. Troyer, 45, has served as a Vice President and Deputy General Counsel of Liberty Interactive Corporation (including its predecessors, “Liberty Interactive”) and Liberty Media Corporation (including its predecessor) since November 2011. He has held a number of positions with Liberty Interactive since October 2005. Prior to joining Liberty Interactive, he was a corporate transactional attorney with Baker Botts, L.L.P. Mr. Troyer is a graduate of the University of Oklahoma and the University of Chicago Law School. Mr. Troyer brings extensive experience in business and corporate transactions to the board.
In consideration of his service on the board, Mr. Troyer will be compensated in accordance with the compensation plan for outside directors previously approved by the board.
Mr. Troyer was nominated to the board of directors by Liberty Interactive in accordance with the terms of the Spinco Agreement dated May 13, 2008 by and among IAC/Interactive Corp, Liberty Interactive and certain other parties. The Spinco Agreement generally provides that so long as Liberty Interactive beneficially owns securities of our company representing at least 20% of the total voting power, Liberty Interactive has the right to nominate up to 20% of the directors (rounded up). Any director nominated by Liberty Interactive must be reasonably acceptable to a majority of the directors on our board who were not nominated by Liberty Interactive. All but one of Liberty Interactive's nominees serving on our board must qualify as independent under applicable stock exchange rules. Our board determined that Mr. Troyer is independent under the rules of the NASDAQ Stock Market.
Except as described above, there are no arrangements or understandings between Mr. Troyer and any other person pursuant to which Mr. Troyer was selected as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2014

TREE.COM, INC.

	By:	/s/ Katharine Pierce
Katharine Pierce
Senior Vice President, General Counsel and Corporate Secretary